UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business Operations

Item 1.01 Entry into a Material Definitive Agreement

On or about December 22, 2009, the Company entered into a securities purchase agreement with certain institutional investors (the “Investors”) pursuant to which the Company sold to the Investors, in three tranches, convertible debentures and warrants (the “2009 Transactions”).  For more information regarding the 2009 Transactions, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on December 14, 2009, December 31, 2009, April 20, 2010, and February 17, 2012. On or about October 18, 2010, the Company entered into a securities purchase agreement with the Investors pursuant to which the Company sold to the Investors convertible debentures and warrants (the “2010 Transactions”).  For more information regarding the 2010 Transactions, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on October 19, 2010, and February 12, 2012.  Collectively the debentures and warrants sold in the 2009 Transactions and 2010 Transactions are referred to herein as the “Debentures” and the “Warrants.”

On April 23, 2013, the Company entered into a Partial Reset of Conversion Price agreement (the “Partial Reset”) with the Investors.  Under the terms of the Partial Reset, the Investors and the Company agreed to the following terms:

•

Investors have the right to convert, into common stock of the Company, up to twenty five percent (25%) of the principal amount outstanding, as of April 12, 2013, of each Debenture held by each Investor, at a Conversion Price equal to $0.01 per share;

•

Each Investor shall convert up to 25% of the amount of the outstanding principal amount, as of April 12, 2013, of each Debenture (the “Conversion Amount”), provided that such conversion will not cause the Investor to own more than 9.99% of the outstanding shares of the Company’s common stock.  If such conversion would result in an Investor owning more than 9.99% of the outstanding shares of the Company’s common stock then each such Investor shall only convert so much of the Conversion Amount  as would result in the Investor owning no more than 9.99% of the outstanding shares of the Company’s common stock.  Each such Investor shall thereafter, as soon as practicably possible, continue to convert so much of the Conversion Amount as possible, without causing the Investor to beneficially own more than 9.99% of the outstanding shares of the Company’s common stock, until such time as each Investor has converted their full Conversion Amount;

•

The Maturity Dates of all outstanding Debentures shall be extended to December 31, 2013;

•

The Expiration Date of all of the remaining outstanding Warrants issued pursuant to the 2009 Transactions shall be extended to July 21, 2014; and

•

The Expiration Date of all of the remaining outstanding Warrants issued pursuant to the 2010 Transactions, shall be extended to January 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: April 23, 2013	By:	Kelly J. Stoher
Name: Kelly J. Stopher Title: CFO, CEO, President